Exhibit 4.18

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of September 17, 2004 (this “Amendment”), to the Credit Agreement referred to below by and among ONESOURCE HOLDINGS, INC., a Delaware corporation (“OHI”), SOUTHERN MANAGEMENT CO., an Alabama partnership (“SMC”), and each of OHI’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with OHI and SMC are sometimes collectively referred to herein as “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as Lender (in such capacity, “Lender”), and as Agent for Lenders (in such capacity “Agent”).

W I T N E S S E T H

WHEREAS, Borrowers, the other Credit Parties signatory thereto, Lender and Agent are parties to that certain Credit Agreement, dated as of March 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, at various times from August 30, 2004 through the First Amendment Effective Date (the “Waiver Period”), Borrowers failed to maintain Borrowing Availability of at least $2,000,000 as required by Section 6.10 of the Credit Agreement (the “Covenant Default”); and

WHEREAS, Borrowers have requested that Agent and Lender waive the Covenant Default and make certain amendments to the Credit Agreement and Agent and Lender are willing to do so in the manner, and on the terms and conditions, provided for herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrowers, Lender and Agent hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended hereby.

2. Amendment to Section 1.1(a)(iii) of the Credit Agreement. Section 1.1(a)(iii) of the Credit Agreement is hereby amended as of the First Amendment Effective Date by deleting the last sentence of that subsection and by substituting the following in lieu thereof:

“The authority of Agent to make Overadvances is limited to an aggregate amount not to exceed (x) $2,000,000 at any time during the period commencing on the First Amendment Effective Date and ending on the date that is 30 days thereafter and (y) $550,000 at all other times, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Lenders holding more than 50% of the Commitments.”

3. Amendment to Annex A to the Credit Agreement. Annex A (“Definitions”) to the Credit Agreement is hereby amended as of the First Amendment Effective Date by inserting the following definitions in the appropriate alphabetical order:

“First Amendment’ shall mean that certain First Amendment to Credit Agreement and Waiver Agreement dated as of September 17, 2004 by and among Borrowers, the other Credit Parties signatory thereto, Lender and Agent.”

“First Amendment Effective Date’ shall mean the First Agreement Effective Date as defined in Section 10 of the First Amendment.”

4. Amendment to Annex E to the Credit Agreement. Annex E (“Financial Statements and Projections – Reporting”) to the Credit Agreement is hereby amended as of the First Amendment Effective Date by inserting the following as subsection (o):

“(o) Weekly. To Agent, by Tuesday of each week subsequent to any week in which the Borrowers shall fail to maintain Borrowing Availability of at least $2,000,000 at any time, 90-day cash balance and availability forecast prepared on the same basis and in similar detail as that on which operating results are reported and representing management’s good faith estimates of future financial performance based on historical performance.”

5. Waivers. Upon the First Amendment Effective Date, the Agent hereby waives the Covenant Default caused by the Borrowers’ failure to comply with Section 6.10 of the Credit Agreement solely during the Waiver Period.

6. Representations and Warranties. To induce Lender and Agent to enter into this Amendment, each Borrower hereby represents and warrants that:

(a) The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate power and have been duly authorized by all necessary corporate, partnership and shareholder action.

(b) This Amendment has been duly executed and delivered by or on behalf of such Borrower.

(c) This Amendment constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) No Default has occurred and is continuing after giving effect to this Amendment.

(e) No action, claim or proceeding is now pending or, to the knowledge of such Borrower, threatened against any Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local

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government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges any Borrower’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Credit Agreement as amended hereby or any other Loan Document, or the validity or enforceability of this Amendment, the Credit Agreement as amended hereby or any other Loan Document or any action taken under this Amendment, the Credit Agreement as amended hereby or any other Loan Document or (ii) which, if determined adversely, is reasonably likely to have or result in a Material Adverse Effect after giving effect to this Amendment. To the knowledge of each Borrower, there does not exist a state of facts that is reasonably likely to give rise to such proceedings.

7. No Other Amendments. Except as expressly amended herein, the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

8. Outstanding Indebtedness; Waiver of Claims. Each Borrower hereby acknowledges and agrees that as of September 10, 2004 the aggregate outstanding principal amount of the Revolving Loan owed by the OHI Borrowers is $27,658,024.01 and the aggregate outstanding principal amount of the Revolving Loan owed by SMC is $0.00 and that such principal amounts are payable pursuant to the Credit Agreement, as amended hereby, without defense, offset, withholding, counterclaim or deduction of any kind. Each Borrower hereby waives, releases, remises and forever discharges Lender, Agent and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, that such Borrower ever had, now has or might hereafter have against Lender or Agent that relates, directly or indirectly, to any acts or omissions of Lender, Agent or any other Indemnified Person on or prior to the Amendment Effective Date.

9. Fees & Expenses. In order to induce Agent and Lender to enter into this Amendment, Borrowers agree to pay to Agent an amendment fee in the amount of $20,000 (the “Amendment Fee”), which Amendment Fee shall be fully earned by Agent upon the execution of this Amendment, duly payable by Borrowers to Agent on the date hereof and non-refundable when paid. In addition, each Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Lender and Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

10. Effectiveness. This Amendment shall become effective as of September 17, 2004 (the “First Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to such date:

(a) Documents. Agent shall have received 4 original copies of this Amendment duly executed and delivered by Lender, Agent and Borrowers and consented and agreed to by each of the Guarantors.

(b) Payment of Expenses. Borrower shall have paid to Agent the Amendment Fee and to Lender and Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Lender and Agent (including, without limitation, reasonable legal fees and expenses).

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(c) Representations and Warranties. All representations and warranties of or on behalf of the Loan Parties in this Amendment and all the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 7 have been satisfied.

In the event that each of the foregoing conditions precedent has not been satisfied on or prior to September 17, 2004, this Amendment shall become, upon written notice by Agent to Borrowers, null and void and of no force or effect.

11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed signature page hereof by facsimile transmission or via email transmission of an Adobe portable document format file (also known as a “PDF File”) shall be effective as delivery of a manually executed counterpart hereof.

13. Loan Document. This Amendment shall be deemed to be a “Loan Document” for all purposes.

14. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWERS

ONESOURCE HOLDINGS, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

COASTAL STATES INDUSTRIES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

KEY SERVICES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE BUILDING SERVICES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE ENERGY SERVICES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature page 1

ONESOURCE FACILITY SERVICES, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE FRANCHISE SYSTEMS, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE LANDSCAPE & GOLF SERVICES, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE MAINTENANCE, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE MALL SERVICES, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE MANAGEMENT, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature page 2

ONESOURCE METAL & MARBLE, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE N.Y., INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE PAINTING, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE SERVICES HOLDINGS, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

SOUTHERN MANAGEMENT CO.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Attorney in Fact

TOTAL BUILDING MAINTENANCE, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature page 3

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/ William R. Doolittle
Duly Authorized Signatory

Each of the undersigned Guarantors hereby (i) acknowledges and consents to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

Acknowledged, consented and agreed to as of this 17th day of September, 2004.

ESCO EXTERMINATING SERVICES CO., INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE PEST CONTROL, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE PROPERTY HOLDINGS, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature page 4